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                                                                  EXHIBIT 10(i)

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 22, 1999 as to the American General Annuity Insurance Company (formerly know as Western National Life Insurance Company) and February 15, 1999 as to AGA Separate Account A in Post-Effective Amendment No. 7 to the Registration Statement (Form N-4, Nos. 33-86464/811-8862) of the AGA Separate Account A.

                                          /s/  ERNST & YOUNG LLP
                                          ERNST & YOUNG LLP

Houston, Texas
April 26, 1999